Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES THIRD QUARTER 2018 RESULTS

•	Net sales of $415 million grew 3% versus prior year; adjusted net sales increased 12%

•	Reiterates full-year 2018 earnings outlook midpoint of $1.85 per diluted share

MINNEAPOLIS - (October 24, 2018) - Sleep Number Corporation (NASDAQ: SNBR) today reported third quarter 2018 results for the period ended September 29, 2018.

“Our business has gained significant momentum since completing the transition to all Sleep Number 360® smart beds, including 19% year-over-year sales order growth in the last seven weeks of the third quarter,” said Shelly Ibach, President and CEO of Sleep Number. “The timing of robust sales order growth in the quarter shifted deliveries from the third to the fourth quarter. Double-digit sales order growth has continued into October. We are confident in the performance of our business and reiterate our 2018 full-year EPS guidance midpoint of $1.85.”

Third Quarter Overview

•
Net sales increased 3% to $415 million, with flat comparable sales; one week of deliveries ($24 million) shifted into the fourth quarter due to the timing of accelerated sales order growth; adjusted net sales increased 12% (see page 10: Reconciliation of Non-GAAP Financial Measures tables)

•
Earnings per diluted share (EPS) were $0.52 compared with $0.62 for the prior year; adjusted EPS for the third quarter increased 34% compared to the adjusted prior year EPS (see page 10: Reconciliation of Non-GAAP Financial Measures tables)

Capital Deployment Review

•	Generated $134 million in net cash from operating activities year-to-date while investing $34 million in capital expenditures and returning $195 million to shareholders through share repurchases

•
Ended the quarter with a $165 million net liquidity cushion against our credit facility compared with $183 million at the end of the prior year’s third quarter (excluding approximately $3 million letters of credit from both periods)

•	Return on invested capital (ROIC) was 13.7% for the trailing twelve-month period compared with our high single-digit weighted average cost of capital

Financial Outlook
The company reiterates the midpoint of its previous 2018 earnings outlook of $1.85 per diluted share. The outlook assumes mid-single-digit sales growth for 2018. The company anticipates 2018 capital expenditures to be approximately $50 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces Third-quarter 2018 Results – Page 2 of 10

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s proprietary SleepIQ® technology platform -- one of the most comprehensive databases of biometric consumer sleep data - is proving the connection between sleep and wellbeing. With breakthrough innovations such as the revolutionary Sleep Number 360® smart bed, Sleep Number is redefining the future of sleep and shaping the future of health and wellness. To experience better quality sleep, visit one of the over 560 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Sleep Number Announces Third-quarter 2018 Results – Page 3 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 29, 2018	% of Net Sales	September 30, 2017	% of Net Sales

Net sales	$414,779	100.0%	$402,646	100.0%
Cost of sales	164,262	39.6%	149,181	37.1%
Gross profit	250,517	60.4%	253,465	62.9%

Operating expenses:
Sales and marketing	188,458	45.4%	174,800	43.4%
General and administrative	29,385	7.1%	32,645	8.1%
Research and development	7,353	1.8%	6,991	1.7%
Total operating expenses	225,196	54.3%	214,436	53.3%
Operating income	25,321	6.1%	39,029	9.7%
Other expense, net	1,836	0.4%	248	0.1%
Income before income taxes	23,485	5.7%	38,781	9.6%
Income tax expense	5,228	1.3%	13,178	3.3%
Net income	$18,257	4.4%	$25,603	6.4%

Net income per share – basic	$0.53		$0.63

Net income per share – diluted	$0.52		$0.62

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	34,231		40,755
Dilutive effect of stock-based awards	808		760
Diluted weighted-average shares outstanding	35,039		41,515

Sleep Number Announces Third-quarter 2018 Results – Page 4 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 29, 2018	% of Net Sales	September 30, 2017	% of Net Sales

Net sales	$1,119,750	100.0%	$1,081,218	100.0%
Cost of sales	442,868	39.6%	404,675	37.4%
Gross profit	676,882	60.4%	676,543	62.6%

Operating expenses:
Sales and marketing	511,481	45.7%	488,564	45.2%
General and administrative	89,947	8.0%	95,233	8.8%
Research and development	21,146	1.9%	20,950	1.9%
Total operating expenses	622,574	55.6%	604,747	55.9%
Operating income	54,308	4.9%	71,796	6.6%
Other expense, net	3,814	0.3%	668	0.1%
Income before income taxes	50,494	4.5%	71,128	6.6%
Income tax expense	7,945	0.7%	21,842	2.0%
Net income	$42,549	3.8%	$49,286	4.6%

Net income per share – basic	$1.18		$1.18

Net income per share – diluted	$1.15		$1.16

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	36,204		41,740
Dilutive effect of stock-based awards	873		819
Diluted weighted-average shares outstanding	37,077		42,559

Sleep Number Announces Third-quarter 2018 Results – Page 5 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	September 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$1,241	$3,651
Accounts receivable, net of allowance for doubtful accounts of $579 and $714, respectively	24,128	19,312
Inventories	90,980	84,298
Income taxes receivable	1,229	—
Prepaid expenses	9,772	17,565
Other current assets	31,007	27,665
Total current assets	158,357	152,491

Non-current assets:
Property and equipment, net	199,452	208,646
Goodwill and intangible assets, net	75,952	77,588
Deferred income taxes	—	2,625
Other non-current assets	36,307	30,484
Total assets	$470,068	$471,834

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Borrowings under revolving credit facility	$135,800	$24,500
Accounts payable	138,735	129,194
Customer prepayments	46,118	27,767
Accrued sales returns	20,535	19,270
Compensation and benefits	31,988	34,602
Taxes and withholding	15,951	24,234
Other current liabilities	49,858	46,822
Total current liabilities	438,985	306,389

Non-current liabilities:
Deferred income taxes	4,638	—
Other non-current liabilities	80,797	76,289
Total non-current liabilities	85,435	76,289
Total liabilities	524,420	382,678

Shareholders’ (deficit) equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 33,216 and 38,813 shares issued and outstanding, respectively	332	388
Additional paid-in capital	—	—
(Accumulated deficit) retained earnings	(54,684)	88,768
Total shareholders’ (deficit) equity	(54,352)	89,156
Total liabilities and shareholders’ (deficit) equity	$470,068	$471,834

Sleep Number Announces Third-quarter 2018 Results – Page 6 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$42,549	$49,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,655	46,000
Stock-based compensation	10,098	11,809
Net (gain) loss on disposals and impairments of assets	(17)	229
Deferred income taxes	7,263	3,729
Changes in operating assets and liabilities:
Accounts receivable	(4,816)	(1,402)
Inventories	(6,682)	(4,191)
Income taxes	(13,777)	(147)
Prepaid expenses and other assets	5,195	(1,713)
Accounts payable	26,007	33,325
Customer prepayments	18,351	13,722
Accrued compensation and benefits	(2,685)	15,277
Other taxes and withholding	4,265	758
Other accruals and liabilities	2,044	9,372
Net cash provided by operating activities	134,450	176,054

Cash flows from investing activities:
Purchases of property and equipment	(34,012)	(37,613)
Proceeds from sales of property and equipment	174	36
Net cash used in investing activities	(33,838)	(37,577)

Cash flows from financing activities:
Net increase in short-term borrowings	94,147	(6,194)
Repurchases of common stock	(198,239)	(120,158)
Proceeds from issuance of common stock	2,084	3,040
Debt issuance costs	(1,014)	(10)
Net cash used in financing activities	(103,022)	(123,322)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,410)	15,155
Cash, cash equivalents and restricted cash, at beginning of period	3,651	14,759
Cash, cash equivalents and restricted cash, at end of period	$1,241	$29,914

Note - Effective December 31, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18, Restricted Cash, on a retrospective basis. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Sleep Number Announces Third-quarter 2018 Results – Page 7 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Percent of sales:
Retail	92.6%	92.8%	91.7%	91.7%
Online and phone	6.9%	6.5%	7.3%	6.8%
Wholesale/other	0.5%	0.7%	1.0%	1.5%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(1%)	5%	0%	1%
Online and phone	10%	9%	11%	17%
Company-Controlled comparable sales change	0%	5%	1%	2%
Net opened/closed stores	3%	6%	3%	8%
Total Company-Controlled Channel	3%	11%	4%	10%
Wholesale/other	(21%)	(65%)	(31%)	(38%)
Total	3%	9%	4%	8%

Stores open:
Beginning of period	565	549	556	540
Opened	9	6	33	30
Closed	(5)	(2)	(20)	(17)
End of period	569	553	569	553

Other metrics:
Average sales per store ($ in 000's) [1]	$2,635	$2,567
Average sales per square foot [1]	$977	$985
Stores > $1 million net sales [2]	98%	98%
Stores > $2 million net sales [2]	62%	59%
Average revenue per mattress unit [3]	$4,387	$4,385	$4,432	$4,239

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year.
3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Third-quarter 2018 Results – Page 8 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income	$18,257	$25,603	$58,340	$60,573
Income tax expense	5,228	13,178	12,064	25,731
Interest expense	1,836	278	4,044	935
Depreciation and amortization	15,483	14,770	61,658	60,404
Stock-based compensation	3,356	3,933	14,052	14,498
Asset impairments	30	222	135	267
Adjusted EBITDA	$44,190	$57,984	$150,293	$162,408

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash provided by operating activities	$105,319	$87,247	$131,003	$182,438
Subtract: Purchases of property and equipment	12,671	10,481	56,228	56,696
Free cash flow	$92,648	$76,766	$74,775	$125,742

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2018 Results – Page 9 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	September 29, 2018	September 30, 2017
Net operating profit after taxes (NOPAT)
Operating income	$74,427	$87,108
Add: Rent expense [1]	77,797	72,260
Add: Interest income	21	129
Less: Depreciation on capitalized operating leases [2]	(20,012)	(18,384)
Less: Income taxes [3]	(34,751)	(46,004)
NOPAT	$97,482	$95,109

Average invested capital
Total (deficit) equity	$(54,352)	$104,297
Add: Long-term debt [4]	136,683	—
Add: Capitalized operating lease obligations [5]	622,376	578,080
Total invested capital at end of period	$704,707	$682,377
Average invested capital [6]	$710,325	$689,467
Return on invested capital (ROIC) [7]	13.7%	13.8%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 26.3% and 32.6% for 2018 and 2017, respectively.

4 Long-term debt includes existing capital lease obligations, if applicable. In conjunction with increasing our revolving credit facility to $300 million in the first quarter of 2018, we include borrowing under that agreement, including borrowings classified as short term.

5 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

6 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

7 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2018 Results – Page 10 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(unaudited - in million, except per share amounts)

Net sales

		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (E)		Full-Year (E)
2018	As Reported	$389	$316	$415	$408	[6]	$1,528	[6]
	Backlog shift[1]	—	—	24	(24)		—
	As-Adjusted	$389	$316	$439	$384		$1,528

		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter		Full-Year
2017	As Reported	$394	$285	$403	$363		$1,444
	Backlog shift[2]	—	25	(25)	—		—
	Hurricane impact[3]	—	—	13.5	(13.5)		—
	As-Adjusted	$394	$310	$391	$350		$1,444

Earnings per diluted share
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (E)		Full-Year (E)
2018	As Reported	$0.52	$0.10	$0.52	$0.73	[6]	$1.85	[6]
	Backlog shift[1,4]	—	—	0.23	(0.23)		—
	As-Adjusted	$0.52	$0.10	$0.75	$0.50		$1.85

		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter		Full-Year
2017	As Reported	$0.56	$(0.02)	$0.62	$0.39		$1.55
	Backlog shift[2,5]	—	0.12	(0.12)	—		—
	Hurricane impact[3,5]	—	—	0.06	(0.06)		—
	As-Adjusted	$0.56	$0.10	$0.56	$0.33		$1.55

1 Midpoint of estimated net sales and earnings per share impact (21 to 25 cents) related to strong demand late in the quarter which shifted a week of deliveries from the third to fourth quarter of 2018; third-quarter 2018 ending order backlog was higher than forecasted, reflecting the additional week of deliveries shifted to the fourth quarter
2 Estimated net sales and earnings per share impact related to a temporary vendor related inventory shortage which shifted a week of deliveries from the second to third quarter of 2017
3 Midpoint of estimated net sales ($12 to $15 million) and earnings per share impact (5 to 8 cents) of Hurricanes Harvey and Irma, which negatively impacted third-quarter 2017 results and positively impacted fourth-quarter 2017 results as lost sales were recovered
4 Reflects annual effective income tax rate, before discrete adjustments, of 24.3% for 2018
5 Reflects annual effective income tax rate, before discrete adjustments, of 33.3% for 2017
6 Fourth quarter and full-year 2018 estimates based on midpoint of 2018 full-year outlook of $1.85 per share
(E) = estimate

Note: The information above provides reconciliations of the comparable financial measures in accordance with generally accepted accounting principles (GAAP financial measures) to the presented non-GAAP financial measures. The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors and management in evaluating current period performance and in assessing future performance. The estimates above are based on historical experience, current trends and other factors that management believes to be relevant, and as such requires the use of judgment. These non-GAAP financial measures should be considered in addition to, and not preferable to or as a substitute for, the GAAP financial measures presented in this earnings release and the company’s financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.